SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2002

ECHOSTAR COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

5701 S. SANTA FE DRIVE LITTLETON, COLORADO (Address of principal executive offices)	80120 (Zip Code)

Registrant’s telephone number, including area code:	(303) 723-1000

ITEM 5. OTHER EVENTS

     On December 18, 2002, EchoStar Communications Corporation (“EchoStar”) announced that it has agreed to repurchase Vivendi Universal’s stake in EchoStar. See Press Release, dated December 18, 2002, “EchoStar Announces Repurchase of Series D Convertible Preferred Stock” attached hereto as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR COMMUNICATIONS CORPORATION

Dated: December 18, 2002	By:	/s/ Michael R. McDonnell Michael R. McDonnell, Senior Vice President Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release “EchoStar Announces Repurchase of Series D Convertible Preferred Stock” dated December 18, 2002.